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                      FORM 11-K EXHIBIT 23



               CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of U. S. Trust Corporation on Form S-8 (File No. 33-00028, File No. 33-5433 and File No. 33-22453)
pertaining to the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies, of our report dated April 29, 1994 on our audits of the financial statements of 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies as of December 31, 1993 and 1992 and the years then ended, which report is included in this Annual Report on Form 11-K.




                                              COOPERS & LYBRAND




New York, New York
June 28, 1994















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